Exhibit 3.6

                                    BY - LAWS
                                       of
                             SaVi Media Group, Inc.

                                     OFFICES
                                   ARTICLE I.

Section 1.
Office. The office of the corporation will be located at:

         9852 West Katella Ave.
         # 363
         Anaheim, California 92804

Section 2.
Additional Offices. The corporation may also have offices and places of business at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

                            MEETINGS OF SHAREHOLDERS
                                   ARTICLE II.

Section 1.
Place of Meetings. The annual meeting of the shareholders for the election of directors and all special meetings of shareholders for that or for any other purpose may be held in such place within or without the State of Nevada as shall be stated in the notice of the meeting, or in a duly executed waiver of notice thereof.

Section 2.
Date of Annual Meetings. The annual meeting of shareholders shall be held on 2nd Tuesday in June of each year, if not a legal holiday, and if a legal holiday then on the next business day following, at which they shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. The majority shareholders may move up the Annual Board and Shareholders meeting but no sooner than January 1st of the same year and any change must be accompanied with a mailer or E-mail to the present Board and Shareholders at least seven days prior to the change of meeting.

Section 3.
Notice of Annual Meeting. Written notice of the annual meeting, the place, date and hour of the meeting shall be given by mail or by E-mail to each shareholder entitled to vote thereat, not less than one, nor more than seven days prior to the meeting.

Section 4.
Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the Chairman of the Board, if any, the President or the Board of Directors, and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors, or with at least a 24-hour notice at the request in writing or by E-mail of the shareholders owning at least 50.01% percent in the amount of the shares of stock of the corporation issued and out-standing and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Section 5.
Notice of Special Meeting. Written notice of a special meeting of shareholders, stating the place, date and hour of the meeting, the purpose or purposes for which the meeting is called and at whose direction it is being issued, shall be given by mail or E-mail to each shareholder entitled to vote thereat, not less than One day nor more than 7 days prior to the meeting.

Section 6.
Quorum. Except at otherwise provided by the Certificate of Incorporation, the holders of a majority of the shares of stock of the corporation issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite for and shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be perfect or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power after due notice is given to begin or adjourn the meeting from time to time, without notice during the meeting other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business as may be transacted which might have been transacted at the meeting as originally noticed.

Section 7.
Presiding Officer; Order of Business. Meetings of the stockholders shall be presided over by the Chairman of the Board, or, if he or she is not present, by the Chief Executive Officer, or if he or she is not present, by the President, or if he or she is not present, by the Chief Technology Officer, or if he or she is not present, by Vice-President, or if neither the Chairman of the Board nor the Chief Executive Officer nor the President, CTO, or a Vice-President is present, by a chairman to be chosen by a majority of the shareholders entitled to vote at the meeting who are present in person or by proxy. The Secretary of the Corporation, or, in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the shareholders present at the meeting shall choose any person present to act as secretary of the meeting.

The order of business shall be as follows:

      i.    Call to order of meeting

      ii.   Proof of notice of meeting


      iii.  Reading of minutes of last previous annual meeting

      iv.   Reports of officers

      v.    Reports of committees

      vi.   Election of directors

      vii.  Miscellaneous business

Section 8.
Voting. At any meeting of the shareholders every shareholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such shareholder. Except as otherwise provided by law or the Certificate of Incorporation, each shareholder of record shall be entitled to one vote for every share of such common stock standing in his name on the books of the corporation. All shareholders of preferred stock shall obtain votes equal to the registration of the preferred stock either A or B. Concerning preferred Stock; the Preferred A share-stock of SVMI has 100 votes for every one share of preferred stock owned so that 1000 shares of preferred stock owned carries with it 100,000 common-stock votes. Each holder of the Preferred B Share Stock shall be entitled to Ten votes for each one share of Preferred B share stock standing in his name on the books of the Corporation so that 1000 shares of preferred B stock owned carries with it 10,000 common-stock votes. All elections shall be determined by a plurality vote, and except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by vote of a majority of the shares present or represented at such meeting and voting on such questions.

Section 9.
Proxies. Every proxy must be executed in writing by the shareholder or by his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless it shall have specified therein its duration. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns, except in those cases where an irrevocable proxy is permitted by law.

Section 10.
Consents. Whenever by any provision of statute or of the Certificate of Incorporation or of these by-laws, the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

Section 11.
List of Shareholders. A complete list of the shareholders of the Corporation entitled to vote at the ensuing meeting, arranged in alphabetical order, and showing the address of the number of shares owned by each shareholder shall be prepared by the Secretary, or other officer of the Corporation having charge of the Stock Transfer Books. This list shall be kept on file for a period of at least 7 days prior to the meeting at either the registered office of the Corporation in the State of Nevada or on record with the Pacific Stock Transfer in Nevada and shall be subject to inspection during usual business hours by any shareholder. This list shall also be available at the meeting and shall be open to inspection by any shareholder at any time during the meeting. The original Stock Transfer Books shall be prima facie evidence of which shareholders are entitled to examine the list or to vote at any meeting of the shareholders.

Failure to comply with the requirements of this Section shall not affect the validity of any action taken at any meetings of the shareholders.

                                   DIRECTORS
                                  ARTICLE III.

Section 1.
Number; Tenure; Removal. The number of directors which shall constitute the entire board shall be fixed and may be altered by resolution adopted by a vote of a majority of the entire Board of Directors, or by the majority shareholders. There are no term limits and if existing Board members are productive they may be voted in repeatedly at every Annual Board / Shareholders Meeting.

Directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article III, and each director shall be elected to serve at least one year unless he / she is voted out or replaced due to circumstances whereby his / her successor has been elected and qualified.

Any director may resign at any time. The Board of Directors may, by majority vote of all directors then in office; remove a director for cause. The shareholders may, by majority vote; remove a director, officer, consultant, or employee for any reason with or without cause and at any time in any calendar year.


Section 2.
Vacancies. If any vacancies occur in the Board of Directors by reason of the death, resignation, retirement, disqualification or removal from office of any director, or if any new directorships are created, all of the directors then in office, although less than a quorum, may, by majority vote, choose a successor or successors, or fill the newly created directorship, and the directors so chosen shall hold office until the next annual election of directors and until their successors shall be duly elected and qualified, unless sooner displaced; provided, however, that if in the event of any such vacancy, the directors remaining in office shall be unable, by majority vote, to fill such vacancy within thirty (30) days of the occurrence thereof, the President or the Secretary may call a special meeting of the shareholders at which a new Board of Directors shall be elected to serve until the next annual election of directors and until their successors shall be duly elected and qualified, unless sooner displaced by a majority shareholder vote.

                              MEETINGS OF THE BOARD
                                   ARTICLE IV.

Section 1.
Place. The Board of Directors of the corporation may hold meetings, both regular and special, either within or without the State of Nevada.

Section 2.
First Meetings. The first meeting of each newly elected Board of Directors shall be held at the same place as and immediately following the annual meeting of shareholders, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting is not held at the time and place so fixed, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meeting of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 3.
Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

Section 4.
Special Meetings. Special meetings of the board may be called by the Chairman of the Board, if any, or by the President or Vice President on two days' notice by mail or on one day's notice personally by telephone or by telegram to each director; special meetings shall be called by the Chairman, President, Vice President or Secretary in like manner and on like notice on the written request of two directors.

Section 5.
Quorum. At all meetings of the board a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors either in person or by telephone conference call, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 6.
Action. Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all of the members of the Board or committee consent in writing to the adoption of a resolution authorizing such action. The resolution and written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceeds of the Board or committee. Any one or more members of the Board of Directors or any committee there may participate in a meeting of such board or committee by means of a conference telephone or similar means of communications equipment allowing all persons participating to hear each other at the same time. Participation by such method shall constitute presence in person at the meeting.

Section 7.
Compensation. Each director shall be entitled to receive as compensation for his services such sum as shall from time to time be fixed by resolution of the Board, and each director shall be entitled to reimbursement for all traveling expenses incurred by him in attending any such meeting. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

Section 8.
Dividends. Subject always to provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be so declared and paid to the shareholders of the Corporation. The Board of Directors may fix a sum which may be set aside over and above the paid-in capital of the Corporation for working capital or as a reserve for any proper purpose, and from time to time may increase, diminish, and vary this fund in the Board's absolute judgment and discretion.

                             COMMITTEES OF DIRECTORS
                                   ARTICLE V.

Section 1.
Creation. The Board of Directors may, by resolution or resolutions adopted by a majority of the entire Board, designate one or more committees, each committee to consist of two or more of the directors, which, to the extent provided in said resolution or resolutions and within the limitations prescribed by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it.

                                     NOTICES
                                   ARTICLE VI.

Section 1.
Form; Delivery. Notices to directors and shareholders shall be in writing and may be delivered personally or by mail. Notice by mail shall be deemed to be given at the time when the same shall be deposited in the post office or a letter box, in a postpaid sealed wrapper, and shall be addressed to directors or shareholders at their addresses appearing on the records of the corporation, unless any such director or shareholder shall have filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case the notice shall be mailed to the address designated in such request. Notice to directors may also be given by telephone or by telegram.

Section 2.
Waiver. Whenever a notice is required to be given by any statute, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated thereon, shall be deemed equivalent thereto.

                                    OFFICERS
                                  ARTICLE VII.

Section 1.
Officers. The officers of the corporation shall be a CEO/President, CTO, CFO, CIO and one or more Executive Vice Presidents, a Secretary and a Treasurer. Any two or more offices may be held by the same person, except the offices of President and Secretary, unless the corporation has only one shareholder who serves as both President and Secretary. The Board of Directors may also elect a Chairman of the Board and may elect or appoint such other officers as it may determine.

Section 2.
Term of Office; Removal. All officers shall hold office for such term as may be prescribed by the Board of Directors. Any officer elected or appointed by the board may be removed with or without cause at any time by the board or the Majority Shareholders.

Section 3.
Compensation. The compensation of all elected officers of the corporation shall be fixed by the Board of Directors but may be evaluated and / or amended by the majority shareholders. The compensation of appointed officers and agents shall either be so fixed or shall be fixed by officers' thereunto duly authorized.

Section 4.
Vacancies. If the office of any officer becomes vacant for any reason, the Board of Directors may fill such vacancy. Any officer so appointed or elected by the board shall serve only until such time as the unexpired term of his predecessor shall have expired unless reelected or re-appointed.

Section 5.
The Chairman of the Board. If there be a Chairman of the Board of Directors, he shall preside at all meetings of the shareholders and directors and shall have such other powers and duties as may from time to time be assigned by the board.

Section 6.
The President. The President shall be the Chief Executive Officer of the corporation. In the absence of the Chairman of the Board, or if there be no Chairman, he shall preside at all meetings of the shareholders and directors. He shall be ex-officio a member of all standing committees, have general and active management and control of the business and affairs of the corporation subject to the control of the Board of Directors, and shall see that all orders and resolutions of the board are carried into effect. The President shall execute in the name of the corporation all deeds, bonds, mortgages, contracts, and other instruments requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the corporation.

Section 6a.
The Chief Technology Officer. The Chief Technology Officer, if any, or, if there be more than one, the Chief Technology Officer, in the order of their seniority or in any other order determined by the board shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors shall prescribe.

Section 6b.
The Chief Operating Officer. The Chief Operating Officer, if any, or, if there be more than one, the Chief Operating Officer, in the order of their seniority or in any other order determined by the board shall, in the absence or disability of the President, perform the duties and exercise the powers of the Chief Technology Officer / President, and shall generally assist the Chief Technology Officer / President and perform such other duties as the Board of Directors shall prescribe.

Section 6c.
The Chief Financial Officer. The Chief Financial Officer, if any, or, if there be more than one, the Chief Financial Officer, in the order of their seniority or in any other order determined by the board shall, in the absence or disability of the President, perform the duties and exercise the powers of the Chief Technology Officer / President, and shall generally assist the Chief Technology Officer / President and perform such other duties as the Board of Directors shall prescribe.

Section 6d.
The Chief Information Officer. The Chief Information Officer, if any, or, if there be more than one, the Chief Information Officer, in the order of their seniority or in any other order determined by the board shall, in the absence or disability of the President, perform the duties and exercise the powers of the Chief Technology Officer / President, and shall generally assist the Chief Technology Officer / President and perform such other duties as the Board of Directors shall prescribe.

Section 7.
The Executive Vice President. The Executive Vice President, if any, or, if there be more than one, the Executive Vice Presidents, in the order of their seniority or in any other order determined by the board shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall generally assist the President and perform such other duties as the Board of Directors shall prescribe.

Section 8.
The Secretary. The Secretary shall attend all meetings of the board and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall act. He shall keep in safe custody the seal of the corporation and, when authorized by the board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary or Treasurer. He shall keep in safe custody the certificate books and stock bonds and such other books and papers as the board may direct and shall perform all other duties incident to the office of Secretary.

Section 9.
The Assistant Secretaries. The Assistant Secretaries, if any, in order of their seniority, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties as the Board of Directors shall prescribe.

Section 10.
The Treasurer. The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the board, taking proper vouchers for such disbursements, and shall render to the President and directors, at the regular meetings of the board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation.

Section 11.
The Assistant Treasurer. The Assistant Treasurers, if any, in the order of their seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the power of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

Section 12.
The Controller. The Controller, if any, shall maintain adequate records of all assets, liabilities and transactions of the corporation and shall have adequate audits thereof currently and regularly made. In conjunction with other officers, he shall initiate and enforce measures and procedures whereby the business of the corporation shall be conducted with the maximum safety, efficiency and economy.

Section 13.
Voting of Securities. Unless otherwise ordered by the Board of Directors, the Chairman or the President shall have full power and authority on behalf of the corporation to vote in person or by proxy at any meetings of the stockholders of any corporation in which the Corporation may hold stock, and at any such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such stock. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

                               SHARE CERTIFICATES
                                  ARTICLE VIII.

Section 1.
Form; Signatures. The certificates for shares of the corporation shall be in such form as shall be determined by the Board of Directors and shall be numbered consecutively and entered in the books of the corporation as they are issued. Each certificate shall exhibit the registered holder's name and the number and class of shares, and shall be signed by the Chairman of the Board, President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall bear the seal of the corporation. In case any officer or officers who have signed shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by such corporation, such certificate or certificates may nevertheless be issued and delivered as though the person or persons who signed such certificate or certificates had not ceased to be such officer or officers of the corporation.

Section 2.
Lost Certificates. The Board of Directors may direct a new share certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond on such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 3.
Registered Shareholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 4.
Record Date. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining share-holders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action affecting the interests of shareholders, the Board of Directors may fix, in advance, a record date. Such date shall not be more than seven days nor less than one day before the date of any such meeting, nor more than seven days prior to any other action. In each such case, except as otherwise provided by law, only such persons as shall be shareholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent or dissent, or to receive payment of such dividend, or such allotment of rights, or otherwise to be recognized as shareholders for the related purpose, notwithstanding any registration of transfer of shares on the books of the corporation after any such record date so fixed.

                               GENERAL PROVISIONS
                                   ARTICLE IX.

Section 1.
Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 2.
Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 3.
Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Savi Media Group, Inc." The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced or otherwise.

                                   AMENDMENTS
                                   ARTICLE X.

Section 1.
Power to Amend. The Board of Directors shall have the power to amend, alter, or repeal these by-laws, and to adopt new by-laws, from time to time, by an affirmative vote of a majority of the whole Board as then constituted, provided that notice of the proposal to make, alter, amend, or repeal the by-laws was included in the notice of the directors' meeting at which such action takes place. At the next shareholders' meeting following any action by the Board of Directors, the shareholders, by a majority vote of those shareholders present and entitled to vote, shall have the power to alter or repeal by-laws newly adopted by the Board of Directors, or to restore to their original status by-laws which the Board may have altered or repealed, and the notice of such shareholders' meeting shall include notice that the shareholders will be called on to ratify the action taken by the Board of Directors with regard to the by-laws.

The Majority Shareholders shall always take precedence over any appointed Board or officers and their rights to amend shall include but shall not be limited to;

Section 2.
Amendment Affecting Election of Directors. If any by-laws regulating an impending election of directors is adopted, amended or repealed by the board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


                                 INDEMNIFICATION
                                   ARTICLE XI.

1- All shareholders are indemnified from any and all legal responsibilities or obligations, litigation, scrutiny, etc. on behalf of the corporation including any direct or indirect relationship with the corporation and it's subsidiaries. A majority Shareholder position is minimally 50.01% = I BILLION + 24 MILLION. Or = 10 MILLION PREFERRED SHARES + 24 MILLION COMMON SHARES.

2- Indemnification of Directors and Officers. The Corporation shall indemnify each of its shareholders, directors, officers, and employees whether or not then in service as such (and his or her executor, administrator, and heirs), against all reasonable expenses actually and necessarily incurred by him or her in connection with the defense of any litigation to which the individual may have been made a party because he or she is or was a director, officer, or employee of the Corporation. The individual shall have no right to reimbursement, however, in relation to matters as to which he or she has been adjudged liable to the Corporation for negligence or misconduct in the performance of his or her duties, or was derelict in the performance of his or her duty as director, officer or employee by reason of willful misconduct, bad faith, gross negligence or reckless disregard of the duties of his or her office or employment. The right to indemnity for expenses shall also apply to the expenses of suits, which are compromised or settled if the court having jurisdiction of the matter shall approve such settlement.


                               SHAREHOLDERS RIGHTS
                                  ARTICLE XII.

2- The Majority Shareholders can call a special meeting at any time in any part of the Calendar year in order to; enact or approve stock splits or reverse splits, change, hire on, or fire the existing Board and Officers. The Majority Shareholders have no limitations in the amount of changes they may make and can give any reason they deem suitable for any of these actions and / or changes. All appointed Board members and / or Officers will sign indemnification contracts agreeing to the Majority Shareholders having the ability to fire them at any time and for any reason the Majority Shareholders deem suitable. The Board and or officers cannot designate funds, enact stock splits / reverse splits, or issue company checks and / or monies or stock without the Majority Shareholders approval.

3- The Majority Shareholders have the right to listen in on all Board and operational meetings. The Majority Shareholders have the right to obtain recordings of all meetings and always have a representative seat on the Board, as well as to set up policies and introduce Board resolutions. The Majority Shareholders have the right to hold all Board Members and Officers accountable for their decisions and actions.

4- The Majority Shareholders (The Top 50.01% only) have the right to completely control the designation of all monies, revenues, consultant fees, capital raised, and also designate who signs the stock certificates as well as who signs the brokerage, bank, savings, checking, and investment accounts. The Majority Shareholders have the right to receive and distribute consultant fees, establish and designate salaries, distribute stock options, do registrations, establish bonds, and obtain loans- company and /or personal. The Majority Shareholders have the right to make changes in these salary and income areas etc... and at any time in the Calendar year and for any reason they may make these changes as long as it is in the Companies long -term best interest. Shares given to Majority shareholders can never be rescinded but may be sold as a free-will offering by the majority shareholders themselves. If there are ever-reverse stock splits, the share amounts of the majority shareholders will be restored to whatever level / amounts they were at prior to the reverse split.

The foregoing right of indemnification shall be in addition to, and not exclusive of, all rights to which such director, officer or employee may be entitled by law or otherwise.

                               FOUNDER'S PRIVILEGE
                                  ARTICLE XIII.

Founders shall serve as Board members for life, subject to Article VII, Section 6 thru a-d, and may serve the Board: a) as a member of the Board of Directors and/or b) as a member of the Founders Advisory Council (FAC). Founders Advisory

Council (FAC) shall consist of all Corporate Officers and Executive Vice Presidents of SaVi Media Group, Inc. that formed the corporate foundation during the first year of incorporation. The majority shareholders will officially appoint the founders at the 2005 - very 1st Annual Session. This shall be considered a privilege and not a right. If the majority shareholders at any time discover any improprieties, dishonest dealings, the breaking of confidentiality agreements, or any ill-will towards Savi Media Group, or for any reason that the majority shareholders can discern as generally negative, then the founder's privilege can be revoked by the majority shareholders.

         a. A Founder who is an active member of the Board of Directors shall serve on the Board in various positions of responsibility. A Founder actively serving on the Board will not be counted in the Board number. They shall have all voting rights and be counted in the quorum.

         b. The FAC shall be composed of all the Founders whether or not they are active Board members. The purpose of the FAC is to advise the Board; provide historical perspective and inspiration; and represent SaVi Media Group to the public. The FAC and the Board shall maintain close intercommunication. Members of the FAC may attend and participate in all Board sessions and shall receive all Board communications, but Founders who are not active members of the Board of Directors shall have no voting rights and shall not be counted in the Board number or quorum. A member of the FAC who desires to rejoin the Board of Directors shall send written notice to the Chairman of the Board and to the Nominating Committee of her intent to return as a member of the Board no later than December 31st and may then return as a member of the Board at the Annual Session of the following year.


                        SUPERCEDURE OF CONTRARY STATE LAW
                                  ARTICLE XIV.

These Bylaws are intended for use by Corporations in many states. It is the intention of the shareholders and directors that to the extent these Bylaws are contrary to the laws of the state in which its Articles of Incorporation have been filed, that the laws of that state, to the extent they are contrary to the provisions set forth herein, shall be controlling, and remaining, non-inconsistent provisions shall survive.